Exhibit 10.6
                            LAURUS MASTER FUND, LTD.
                          825 Third Avenue, 14th Floor
                            New York, New York 10022


                                                           August 19, 2004


SDA AMERICA, INC.
230 Park Avenue, 10th Floor
New York, NY 10169
Attn:  Jay McDaniel


     Re:  Restricted  Account:  Account  Number  2704051693,

     Account Name: SDA America, Inc., maintained at North Fork Bank (the "Restricted Account").



     This letter will amend, restate and replace our letter agreement of May 28, 2004 concerning the use of funds in the Restricted Account (the "Existing Restricted Account Side Letter"). Reference is made to (i) that certain Securities Purchase Agreement, dated as of May 28, 2004 (as amended on August 19, 2004, the "Purchase Agreement"), by and among Secured Digital Applications, Inc., a Delaware corporation (the "Parent"), SDA AMERICA, INC., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") relating to the issuance of the Series A Preferred referred to therein and (ii) that certain Restricted Account Agreement, dated as of May 28, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company has placed $6,500,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintained such amount in the Restricted Account for as long as the Purchaser shall hold any outstanding Series A Preferred. Furthermore, the Company has pledged the Restricted Account for the benefit of the Purchaser as security for the performance of the Parent's, the Company's and each of their respective Subsidiaries' obligations to the Purchaser under the Purchase Agreement, the Related Agreements and certain other agreements between the Parent, certain of its Subsidiaries and the Purchaser.

     The Purchaser and the Company desire to clarify certain  aspects  regarding
the  use  of  funds   contained  in  the  Restricted   Account,   and  for  good
consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, (x) to the extent that either the Parent or any of its Subsidiaries wish to utilize the proceeds of the Series A Preferred for the purposes set forth in Section 6.5(a) of the Purchase Agreement or (y) promptly following any conversion of any amount of the outstanding Series A Preferred into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to (i) amount of the funds to be utilized in the acquisition or (ii) the corresponding dollar amount by which the aggregate Stated Value of all outstanding Series A Preferred Shares has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.
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     Notwithstanding  anything  to the  contrary  contained  in  the  Restricted
Account Agreement, Laurus will not exercise its right under the Restricted Account Agreement to direct payments from the Restricted Account to third parties so as to cause a payment to be made to any party other than the Parent unless (a) an Event of Default has occurred pursuant to the terms of the Master Security Agreement or (b) SDA America has dissolved in accordance with its bylaws.

         The Company and Laurus further agree that they will execute such amendments to the Restricted Account Agreement, and will use commercially reasonable efforts to cause the Bank to execute such amendments (which commercially reasonable efforts shall not include the payment of any monies) as are necessary and appropriate to affect the procedures contained in this side letter agreement.


         This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                              Signed,

                                              Laurus Master Fund, Ltd.


                                              By:  /s/John Tucker
                                                   ---------------
                                              Name:   John Tucker
                                              Title:  Counsel


Agreed and Accepted this 19th day of August, 2004.

SDA AMERICA, INC.

By: /s/Patrick Soon-Hock Lim
    -------------------------
Name:  Patrick Soon-Hock Lim
Title: President


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